Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, including the glossary attached as Schedule “A”, (the “Agreement”) is entered into effective as of                     , 20    , by and between Schlumberger Limited, a Netherlands Antilles corporation (the “Company”), and              (the “Director”). The Company and Director hereby agree as follows:

1. Agreement to Serve.

Director agrees to serve or continue to serve, as the case may be, as a member of the Board of Directors for so long as Director is duly elected and qualified or until such time as Director resigns such membership.

2. Indemnification.

(a) Indemnification of Expenses. The Company shall indemnify Director against any and all Expenses to the fullest extent permitted by law if Director was, is, becomes or is threatened to be made a party to or witness or other participant in a Claim by reason of (or arising in part out of) an Indemnifiable Event irrespective of whether Director has ceased to be a director of the Company. If any change after the date of this Agreement to any applicable law expands the right of the Company to indemnify Director, it is the intent of the parties that Director shall enjoy the greater benefits afforded by such change. If any change in any applicable law narrows the right of the Company to indemnify Director, to the extent not otherwise required by such law, such change shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Procedure for Indemnification. The Company agrees that within 30 days of the receipt of a notice from Director (the “Notice Effective Date”) seeking indemnification hereunder, the Company shall appoint a Reviewing Party to review the request for indemnification. “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Director is seeking indemnification, or Independent Legal Counsel. The Reviewing Party shall be selected by the Board of Directors unless there has been a Change in Control since the effective date of this Agreement, in which case the Reviewing Party shall be Independent Legal Counsel.

The Reviewing Party shall review the Claim for which Director is seeking indemnification and shall make a determination in writing within 30 days of the Notice Effective Date. Director shall be entitled to indemnification hereunder unless the Reviewing Party shall have determined that Director is not permitted to indemnification under applicable law. If, after such 30 days have passed, there has been no determination by the Reviewing Party or if the Reviewing Party determines that Director is not permitted to be indemnified in whole or in part, Director shall have the right to commence litigation, in any court selected by the Director, seeking an initial determination by a court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. In any such proceeding, any determination by the Reviewing Party shall not bind the court or create any presumptions respecting Director’s beliefs or Director’s standard of conduct. Any determination by the Reviewing Party shall otherwise be conclusive and binding on the Company.

3. Indemnification Procedures and Conditions.

(a) Advancement of Expenses. The Company shall pay to Director all Expenses incurred by Director in advance of the final disposition of the Claim (an “Expense Advance”). All Expense Advances to be made pursuant to this Agreement shall be paid by the Company to Director as soon as practicable and no later than 30 days after written demand by Director for payment is given to the Company.

(b) Conditions. The obligations of the Company to pay Expenses and make Expense Advances are subject to the conditions that:

(i) if the review under Section 2(b) results in a determination that Director is not permitted to be indemnified by the Company under applicable law, Director shall reimburse the Company for all Expense Advances the Company made to Director; the Director’s obligation to reimburse the Company for any Expense Advance shall be unsecured and interest free; and

(ii) Director gives the Company (1) notice in writing as soon as practicable of any Claim made against Director for which indemnification shall or could be sought under this Agreement, and (2) such information and cooperation as the Company may reasonably require and which is in Director’s power to give.

(c) No Presumptions. For the purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Director did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(d) Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether the Director is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Director is not so entitled.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel approved by Director, upon written notice to Director. Thereafter, the Company shall not be liable to Director under this Agreement for any subsequent fees of separate counsel unless (i) Director reasonably concludes that there may be a conflict of interest between the Company and Director in the conduct of any such defense, or (ii) the Company ceases to retain counsel to defend such Claim.

4. Non-exclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Director may be otherwise entitled.

5. No Duplication of Payments. The Company shall not be liable under this Agreement to indemnify Director to the extent Director has actually received payment (under any insurance policy, certificate of incorporation, by-law or otherwise) of amounts otherwise indemnifiable hereunder.

6. Partial Indemnification. If Director is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Director for the portion of such Expenses to which Director is entitled.

7. Liability Insurance. From the effective date of this Agreement, the Company, at its sole expense, shall maintain in force, for the benefit of Director in common with all other directors and officers of the Company, directors’ and officers’ liability insurance with an aggregate policy limit of such amount as is reasonable with regard to the potential liability faced by the directors and officers of the Company and in light of prevailing insurance conditions. Director shall be covered by such policies in such a manner as to provide Director the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) to indemnify or advance Expenses to Director with respect to Claims initiated or brought voluntarily by Director and not by way of defense, except:

(i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or otherwise relating to Claims for Indemnifiable Events,

(ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or

(iii) as otherwise as required under applicable law, regardless of whether Director ultimately is determined to be entitled to such indemnification, Expense Advance or insurance recovery, as the case may be;

(b) to indemnify Director for any expenses incurred by the Director with respect to any proceeding instituted by Director to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Director in such proceeding was not made in good faith or was frivolous; and

(c) to indemnify Director for expenses and the payment of profits arising from the purchase and sale by Director of securities in violation of Section 16 of the United States Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, or any similar successor statute, rules or regulations.

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Director, Director’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, estate, spouse, heirs, executors and personal and legal representatives. The Company shall cause any successor, whether direct or indirect, to expressly assume the obligations of the Company hereunder. This Agreement shall continue in effect regardless of whether Director continues to serve as a director of the Company or of any other enterprise at the Company’s request.

12. Notice. If either the Director or the Company receives any notice of the commencement of a Claim naming or involving Director and relating to an Indemnifiable Event, the party receiving the notice shall notify the other party promptly of such receipt. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand, on the date of such receipt, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked or (iii) if delivered by facsimile transmission, on the date of such receipt when received prior to 5:00 p.m. local time, otherwise on the date following such receipt. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

13. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. The remaining provisions shall remain enforceable to the fullest extent permitted by law and, to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

14. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the Netherlands Antilles, without regard to the conflict of laws principles thereof.

15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

16. Amendment and Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGREED TO AND ACCEPTED:	SCHLUMBERGER LIMITED

By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

Fax:	Fax:

Schedule “A”

Glossary

For the purposes of this Agreement, the following terms will have the definitions assigned below:

(a) “Board of Directors” means the board of directors of the Company.

(b) a “Change of Control” means a change in control of the Company which shall be deemed to have occurred if at any time (i) any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding shares without the prior approval of at least two thirds of the members of the Board of Directors in office immediately prior to such entity, person or organization attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors in office thereafter; or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(c) “Claim” means any threatened, pending or completed action, suit, proceeding, arbitration, or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Director in good faith believes might lead to the institution of any action, suit, proceeding, arbitration or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or otherwise.

(d) “Expenses” means:

(i) any and all expenses, including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any action, suit, proceeding, arbitration, alternative dispute resolution mechanism, hearing, inquiry or investigation;

(ii) any and all judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim, including all interest, assessments and other charges paid or payable in connection with or in respect thereof, including excise taxes assessed with respect to any employee benefit plan; and

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(iii) any federal, state, local or foreign taxes imposed on the Director as a result of the actual or deemed receipt of any payments under this Agreement.

(e) “Indemnifiable Event” means any event or occurrence related to the fact that Director is or was a director, officer, partner, employee, trustee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, agent or fiduciary of any other corporation, partnership, joint venture, trust or other enterprise, which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary while serving in such capacity, or by reason of any action or inaction on the part of Director in such capacity.

(f) “Independent Legal Counsel” means an attorney or firm of attorneys, “av” or better rated by Martindale-Hubbell, having no previous employment, attorney-client or other relationship with the Company or Director selected by Director and consented to in writing by the Company, which consent shall not be unreasonably withheld. In the event that the parties can not agree on the selection of the Independent Legal Counsel, such counsel shall be drawn by lot from a selection of at least four law firms having more than fifty attorneys and an “av” or better rating by Martindale-Hubbell, two of which firms shall be chosen by the Company and two of which shall be chosen by Director. The drawing shall be done in the presence of both parties or their legal counsel, as each party may elect.

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